UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2009
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

On October 28, 2009, Nord Resources Corporation (the "Company") issued a news release reporting that it is undertaking an unregistered brokered private placement of 40 million units (the "Units") for total gross proceeds to the Company of US$12 million. Salman Partners Inc. is acting as agent under the offering, which is being effected in an offshore transaction pursuant to Rule 903 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and will receive a cash commission of 5% of the gross proceeds, with net proceeds to the Company of $11.4 million.

Each Unit, priced at US$0.30 per Unit, consists of one common share (each a "Share") and one common share purchase warrant (each a "Warrant"). Each Warrant entitles the holder to purchase one additional common share of the Company (each, a "Warrant Share") at a price of US$0.38 per share until June 5, 2012. The Warrants will provide for adjustments in the event of stock dividends, subdivisions, consolidations, and other forms of capital reorganization.

Up to 40 million Shares are issuable pursuant to the offering and an additional 40 million Warrant Shares (80 million common shares in total) will be issuable upon exercise of the Warrants; together, these common shares would represent approximately 113% of the Company's currently outstanding common shares, assuming the Warrants are fully exercised.

The Shares and the Warrants, and any Warrant Shares issued upon exercise of the Warrants, will be "restricted securities" as defined in Rule 144 under the U.S. Securities Act. The Units will also be subject to a four-month hold period under Canadian securities legislation.

The Company has agreed to use commercially reasonable efforts to register the Shares and the Warrant Shares for resale under the U.S. Securities Act, to the extent permitted by applicable securities laws and any rules, regulations, positions or releases issued or actions taken by the United States Securities and Exchange Commission pursuant to its authority with respect to Rule 415 under the U.S. Securities Act, as soon as is reasonably practicable after the completion of the offering, which remains subject to approval by the Toronto Stock Exchange (TSX) and all other necessary regulatory approvals.

Following completion of the offering, Mr. Ross J. Beaty, through a wholly-owned holding company, will own 33,333,333 common shares, or 30.2% of the outstanding common shares of the Company. Under rules promulgated by the Securities and Exchange Commission pursuant to the United States Securities Exchange Act of 1934, as amended, Mr. Beaty will be considered to beneficially own upon closing of the offering both the 33,333,333 Shares forming part of the Units and the 33,333,333 Warrant Shares that underlie the Warrants, which together will represent approximately 46.4% of Nord's issued and outstanding common shares, assuming no other securities convertible into common shares have been exercised. Mr. Riaz Shariff, will own 6,666,667 common shares, or 6% of the outstanding common shares of the Company. Upon the exercise of Mr. Shariff's Warrants, assuming no other securities convertible into common shares have been exercised, Mr. Shariff will hold 11.4% of the outstanding shares of the Company and would be an insider of the Company.

The Company indicated that, as previously disclosed during the course of 2009, it encountered various issues since early this year when it began ramping up copper production at the Johnson Camp Mine. While the Company made significant progress in resolving these issues and has increased production through the recently completed third quarter, it nevertheless has not yet achieved its target rate of 25 million pounds per year. Consequently, it has experienced a shortfall in working capital.

The Company has been exploring various financing options since June 2009, but has found that this continues to be a very challenging economic environment for companies that are seeking capital. Further, despite the increase in copper pricing, the Company has found that its requirements for working capital increased, and management therefore determined that the Company needed to do a larger financing than had been previously estimated.

The net proceeds of the offering will be used to make the approximate US$2.25 million debt-service payment to Nedbank Limited which was due on September 30, 2009, to make an investment of approximately US$500,000 for further improvements to the Company's operations at the Johnson Camp Mine, and to fund working capital needs.

Following completion of the offering, Mr. Beaty will have the right to a nominee on the Board of Directors of the Company.

Under applicable TSX rules, the Company is required to obtain shareholder approval for an issuance of listed securities in excess of 25% of the current issued and outstanding share capital of the Company. Further, the Company also is required to obtain shareholder approval of the offering based on the material effect on control since the proposed offering will result in Mr. Beaty holding approximately 30% of the issued and outstanding shares of the Company following the completion of offering. There are currently 70,427,252 common shares of the Company issued and outstanding.

The Company has applied to the TSX under the provisions of Section 604(e) of the TSX Company Manual, on the basis of the Company's financial hardship, for an exemption from the security holder approval requirements for the offering. The application to the TSX was made upon the recommendation of a Special Committee of the Board of Directors of the company, of which all members are independent of the company and free from any conflict of interest with respect to the offering, and who have concluded that the offering is reasonable for the company in the circumstances. No insiders of the company are participating in the offering.

The Board of Directors of the Company believes that the offering will improve the Company's immediate financial position. There are no assurances that the TSX will accept the application for the use of the financial hardship exemption. The TSX has advised the Company that, if approved, reliance on this exemption will automatically result in a TSX de-listing review, as is customary in such circumstances, to confirm that the Company continues to meet the TSX listing requirements. The Company believes that it currently complies with applicable TSX listing requirements and expects to continue to comply with such requirements following completion of the offering.

This press release shall not constitute an offer to sell, or the solicitation for any offers to buy any securities of Nord. The securities have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

.SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
99.1	News release of Nord Resources Corporation dated October 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: October 28, 2009	By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Financial Officer